UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

DropCar, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

As previously disclosed by DropCar, Inc., a Delaware corporation (the “Company”) in its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2020, DropCar Operating Company, Inc. (the “Borrower”), a Delaware corporation and wholly owned subsidiary of the Company, previously entered into a U.S. Small Business Administration Paycheck Protection Program promissory note in the principal amount of $345,294 payable to Chase Bank (the “Bank”) evidencing a PPP loan from the Bank (the “PPP Loan”). The Board of Directors (the “Board”) of the Company subsequently agreed to evaluate whether to return any of the PPP Loan funds in connection with its review of the financing needs of the Company and the Borrower. On May 18, 2020, the Board determined that the Borrower would repay and return the entire amount of the PPP Loan to the Bank. The PPP Loan was returned in full on May 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: May 19, 2020	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Chairman of the Board of Directors